EXHIBIT 99.1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the common stock, $0.01 par value, of Grubb & Ellis Company and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Dated: January 25, 2006	ARCHON GROUP, L.P.
	By:	/s/ Roger S. Begelman
		Name:	Roger S. Begelman
		Title:	Attorney-in-Fact

Dated: January 25, 2006	ARCHON GEN-PAR, INC.
	By:	/s/ Roger S. Begelman
		Name:	Roger S. Begelman
		Title:	Attorney-in-Fact

Dated: January 25, 2006	GOLDMAN, SACHS & CO.
	By:	/s/ Roger S. Begelman
		Name:	Roger S. Begelman
		Title:	Attorney-in-Fact

Dated: January 25, 2006	THE GOLDMAN SACHS GROUP, INC.
	By:	/s/ Roger S. Begelman
		Name:	Roger S. Begelman
		Title:	Attorney-in-Fact